Exhibit 99.1

Press Release

For Release, 9:10AM ET November 12, 2026

Neonode Reports Quarter Ended September 30, 2026 Financial Results

STOCKHOLM, SWEDEN, November 12, 2026 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today reported financial results for the three and nine months ended September 30, 2026.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED September 30, 2026:

●	Revenues from continuing operations of $0.5 million, an increase of 24.4% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $1.8 million, a decrease of 13.2% compared to the same period in the prior year.

●

Loss from continuing operations of $1.1 million, or $0.07 per share, compared to an income of $13.9 million, or $0.83 per share, for the same period in the prior year, which included the net gain from the patent assignment of $15.5 million.

●	Cash used by operations of $1.6 million, compared to $1.5 million for the same period in the prior year.

●	Cash and accounts receivable of $20.2 million as of September 30, 2026 compared to $25.8 million as of December 31, 2025.

FINANCIAL SUMMARY FOR THE Nine MONTHS ENDED September 30, 2026:

●	Revenues from continuing operations of $1.6 million, an increase of 5.4% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $7.3 million, an increase of 0.2% compared to the same period in the prior year.

●

Loss from continuing operations of $5.1 million, or $0.31 per share, compared to an income of $10.2 million, or $0.60 per share, for the same period in the prior year, which included the net gain from the patent assignment of $15.5 million.

●	Cash used by operations of $5.6 million, compared to $4.6 million for the same period in the prior year.

THE CEO’S COMMENTS

“During the third quarter, we continued the transformation of Neonode toward a more scalable software licensing business. Revenue grew by more than 24% compared with the same period last year, supported by the ramp-up of an automotive license agreement and increased engineering project deliveries. MultiSensing® licensing revenue more than quadrupled in the third quarter of 2026 compared with the third quarter of 2025. These developments reflect progress in translating our technology into customer business,” said Daniel Alexus, President & CEO of Neonode.

“Alongside this growth, we maintained cost discipline, with operating expenses lower than in the same quarter last year.”

“Looking at the first nine months, revenue and licensing income grew, including 13% growth in licensing, while operating expenses remained broadly stable. MultiSensing licensing revenue nearly quadrupled in January–September 2026 compared with the same period in 2025. However, our revenue base is not yet sufficient to achieve profitability, and operations continued to reduce our cash balance during the quarter. Converting commercial opportunities into revenue while keeping costs under control remains essential.”

“The substantial year-over-year difference in earnings primarily reflects the one-time gain from patent assignment recognized in the third quarter of 2025. That contribution was not repeated this year, and the comparison should not be interpreted as a corresponding deterioration in the underlying business.”

“Our priorities remain clear: deliver on existing customer programs, convert evaluations and partner engagements into commercial agreements, and build our licensing business with financial discipline. Our liquidity provides a foundation to pursue these priorities, and our focus remains on turning technology and commercial opportunities into sustainable revenue growth and long-term shareholder value,” concluded Mr. Alexus.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED September 30, 2026

Revenues from continuing operations for the three months ended September 30, 2026 were $0.5 million, an increase of 24.4% compared to the same period in 2025. License revenues were $0.4 million, an increase of 9.4% compared to the same period in 2025. The increase was mainly due to new license agreements. Revenues from non-recurring engineering for the three months ended September 30, 2026 were $91,000, an increase of 279.2% compared to the same period in 2025. The increase was the result of increased project deliveries.

Operating expenses from continuing operations for the three months ended September 30, 2026 were $1.8 million, a decrease of 13.2% compared to the same period in 2025. The decrease was mainly related to lower payroll and related costs and lower professional fees.

Loss from continuing operations for the three months ended September 30, 2026 was $1.1 million, or $0.07 per share, compared to an income from continuing operations of $13.9 million, or $0.83 per share, for the same period in 2025, which included the net gain from the patent assignment of $15.5 million.

Cash used by operations was $1.6 million in the third quarter of 2026 compared to $1.5 million for the same quarter in 2025. The increase was primarily due to a decrease in accounts payable, accrued payroll and employee benefits.

Cash and accounts receivable totaled $20.2 million and working capital for continuing operations was $19.2 million as of September 30, 2026, compared to $25.8 million and $24.1 million as of December 31, 2025, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

President and Chief Executive Officer

Pierre Daniel Alexus

E-mail: daniel.alexus@neonode.com

Phone: +46 767 60 29 90

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ: NEON) develops artificial intelligence and computer vision technologies with a focus on automotive and retail applications. Its solutions help customers improve safety, enhance user experiences, and differentiate their products and services. Headquartered in Stockholm, Sweden, the company builds on more than two decades of sensing innovation. Its technologies have been deployed in more than 100 million products and vehicles worldwide.

For more information, visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$19,697	$25,358
Accounts receivable and unbilled revenues, net	472	391
Prepaid expenses and other current assets	647	495
Current assets of discontinued operations	-	41
Total current assets	20,816	26,285

Non-current assets:
Property and equipment, net	110	145
Operating lease right-of-use assets, net	1,019	455
Total non-current assets	1,129	600
Total assets	$21,945	$26,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$253	$464
Accrued payroll and employee benefits	817	865
Accrued expenses	236	459
Contract liabilities	74	37
Current portion of finance lease obligations	12	12
Current portion of operating lease obligations	202	344
Total current liabilities	1,594	2,181

Non-current liabilities:
Finance lease obligations, net of current portion	5	15
Operating lease obligations, net of current portion	716	-
Total non-current liabilities	721	15
Total liabilities	2,315	2,196

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 16,782,922 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively.	17	17
Additional paid-in capital	240,955	240,955
Accumulated other comprehensive loss	(644)	(696)
Accumulated deficit	(220,698)	(215,587)
Total stockholders’ equity	19,630	24,689
Total liabilities and stockholders’ equity	$21,945	$26,885

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues:
License fees	$444	$406	$1,477	$1,307
Non-recurring engineering	91	24	149	235
Total revenues	535	430	1,626	1,542

Cost of revenues:
Non-recurring engineering	5	9	18	24
Total cost of revenues	5	9	18	24
Gross margin	530	421	1,608	1,518

Operating expenses:
Research and development	669	794	2,578	2,843
Sales and marketing	469	466	1,816	1,704
General and administrative	704	862	2,918	2,747
Total operating expenses	1,842	2,122	7,312	7,294

Gain from patent assignment	-	19,389	-	19,389
Broker fee from patent assignment	-	(3,878)	-	(3,878)

Operating (loss) income	(1,312)	13,810	(5,704)	9,735
Other income, net	176	124	568	405
(Loss) income before provision for (benefit from) income taxes	(1,136)	13,934	(5,136)	10,140
Provision for (benefit from) income taxes	1	-	3	(10)
(Loss) income from continuing operations	(1,137)	13,934	(5,139)	10,150
Income from discontinued operations	-	250	28	433
Net (loss) income	$(1,137)	$14,184	$(5,111)	$10,583

(Loss) income per common share:
Basic and diluted (loss) income per share from continuing operations	$(0.07)	$0.83	$(0.31)	$0.60
Basic and diluted income per share from discontinued operations	-	0.01	-	0.03
Basic and diluted net (loss) income per share⁽ᵃ⁾	$(0.07)	$0.85	$(0.30)	$0.63
Basic and diluted – weighted average number of common shares outstanding	16,783	16,783	16,783	16,783

(a)	Does not sum due to rounding.

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(1,137)	$14,184	$(5,111)	$10,583

Other comprehensive income (loss):
Foreign currency translation adjustments	7	(33)	52	(222)
Total other comprehensive income (loss)	7	(33)	52	(222)
Comprehensive (loss) income	$(1,130)	$14,151	$(5,059)	$10,361

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands)

For the three and nine months ended September 30, 2026 and 2025

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2025	16,783	$17	$240,955	$(696)	$(215,587)	$24,689
Foreign currency translation adjustment	-	-	-	21	-	21
Net loss	-	-	-	-	(1,863)	(1,863)
Balances, March 31, 2026	16,783	$17	$240,955	$(675)	$(217,450)	$22,847
Foreign currency translation adjustment	-	-	-	24	-	24
Net loss	-	-	-	-	(2,111)	(2,111)
Balances, June 30, 2026	16,783	$17	$240,955	$(651)	$(219,561)	$20,760
Foreign currency translation adjustment	-	-	-	7	-	7
Net loss	-	-	-	-	(1,137)	(1,137)
Balances, September 30, 2026	16,783	$17	$240,955	$(644)	$(220,698)	$19,630

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442
Foreign currency translation adjustment	-	-	-	(134)	-	(134)
Net loss	-	-	-	-	(1,733)	(1,733)
Balances, March 31, 2025	16,783	$17	$240,955	$(584)	$(225,813)	$14,575
Foreign currency translation adjustment	-	-	-	(55)	-	(55)
Net loss	-	-	-	-	(1,868)	(1,868)
Balances, June 30, 2025	16,783	$17	$240,955	$(639)	$(227,681)	$12,652
Foreign currency translation adjustment	-	-	-	(33)	-	(33)
Net income	-	-	-	-	14,184	14,184
Balances, September 30, 2025	16,783	$17	$240,955	$(672)	$(213,497)	$26,803

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(5,111)	$10,583
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Recoveries of bad debt	-	(138)
Gain from patent assignment	-	(19,389)
Loss on disposal of assets	-	2
Depreciation and amortization	49	37
Amortization of operating lease right-of-use assets	290	261
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues, net	(40)	232
Prepaid expenses and other current assets	(232)	9
Accounts payable, accrued payroll and employee benefits, and accrued expenses	(368)	84
Accrued broker fee from patent assignment	-	3,878
Contract liabilities	37	62
Operating lease obligations	(254)	(258)
Net cash used in operating activities	(5,629)	(4,637)

Cash flows from investing activities:
Purchase of property and equipment	(19)	(90)
Net cash used in investing activities	(19)	(90)

Cash flows from financing activities:
Principal payments on finance lease obligations	(9)	(8)
Net cash used in financing activities	(9)	(8)

Effect of exchange rate changes on cash and cash equivalents	(4)	(107)

Net change in cash and cash equivalents	(5,661)	(4,842)
Cash and cash equivalents at beginning of period	25,358	16,427
Cash and cash equivalents at end of period	$19,697	$11,585

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3	$(10)

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment obtained in exchange for finance lease obligations	$-	$34
Right-of-use asset obtained in exchange for lease obligations	$927	$-
Receivable from patent assignment	$-	$19,389